POWER OF ATTORNEY


      The undersigned hereby constitute and appoint Margaret W. Chambers, Marie
E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Elba Vasquez, and Karen Jacoppo-Wood, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus Investment Grade Bond Funds, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ Joseph S. DiMartino
Joseph S. DiMartino                               June 1, 1999


/s/ Lucy Wilson Benson
Lucy Wilson Benson                                June 1, 1999


/s/ David W. Burke
David W. Burke                                    June 1, 1999


/s/ Martin D. Fife
Martin D. Fife                                    June 1, 1999


/s/ Whitney I. Gerard                             June 1, 1999
Whitney I. Gerard


/s/ Robert R. Glauber                             June 1, 1999
Robert R. Glauber (except DLA and SIGF)


/s/ Ambassador Arthur A. Hartman                  June 1, 1999
Ambassador Arthur A. Hartman


/s/ George L. Perry                               June 1, 1999
George L. Perry


/s/ Paul D. Wolfowitz                             June 1, 1999
Paul D. Wolfowitz (except WDMMF)